Exhibit 99.1

NEWS RELEASE
Contacts:	KLX Energy Services
Keefer M. Lehner, EVP & CFO
(832) 930-8066
IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Zach Vaughan
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Holdings, Inc. Enters Into New Credit Agreement

to Refinance Existing Senior Secured Notes Due 2025

New $232 Million Senior Secured Notes to mature March 2030

KLX also enters into new $125 Million ABL Credit Facility

Company To Hold 2024 Fourth Quarter/Year End Conference Call on March 14, 2025

HOUSTON – March 7, 2025 – KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) announced today that it has entered agreements to refinance its existing 2025 senior secured notes by issuing approximately $232 million of senior secured notes due March 2030. The Company also announced it has entered into a new ABL credit facility due March 2028 with a $125 million commitment, a first-in-last-out facility with a $10 million commitment, and a committed incremental loan option with a $25 million commitment. The closing of the refinancing is expected to occur on or about March 11, 2025, subject to certain closing conditions.

Additionally, KLX expects 2024 fourth quarter revenue to come in at the midpoint of previously disclosed guidance, and Adjusted EBITDA margin to exceed the high-end of previously disclosed guidance. “I am pleased to announce that we finished the year strong despite typical seasonal headwinds and fourth quarter budget exhaustion driven by customer frac holidays,” said Chris Baker, KLX President and Chief Executive Officer. “Our continued focus on cost controls combined with favorable mix shifts in product service line contribution enabled us to significantly increase our 2024 fourth quarter Adjusted EBITDA margin compared to last year’s fourth quarter. Despite the U.S. rig count being down approximately 5% over the same period, our weighting to completion and production and intervention business lines and technologies, which is primarily post frac weighted, sustained KLX’s strong performance deep into the fourth quarter in the face of industry headwinds. We look forward to communicating our results and much more on March 14th.”

Keefer Lehner, EVP and Chief Financial Officer, added, “We are pleased to announce the refinancing of our bonds and ABL, which marks a significant milestone in our ongoing efforts to continue to strengthen KLX’s financial position. This refinancing not only extends our debt maturity profile but also provides us with enhanced financial flexibility to execute our strategic initiatives, including accretive, deleveraging M&A via a supportive lender group along with enhanced liquidity features in the ABL.

“With this improved capital structure, we are well-positioned to capitalize on opportunities to delever and grow while delivering value to our shareholders. We look forward to discussing the refinancing when we report Q4 2024 results next week,” concluded Lehner.

The Company was advised on the refinancing transactions by TPH&Co., the energy business of Perella Weinberg Partners, and Vinson & Elkins LLP.

2024 Fourth Quarter/Year End Earnings Release and Conference Call Schedule

KLX will report 2024 fourth quarter and year end financial results prior to the Company’s live conference call, which can be accessed via dial-in or webcast, on Friday, March 14, 2025 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).

What:	KLX Energy Services 2024 Fourth Quarter/Year End Earnings Conference Call

When:	Friday, March 14, 2025 at 9:30 a.m. Eastern Time / 8:30 a.m. Central Time

How:	Live via phone – By dialing 1-201-389-0867 and asking for the

KLX call at least 10 minutes prior to the start time, or

Live Webcast – By logging onto the webcast at the address below

Where:	https://investor.klx.com/events-and-presentations/events

For those who cannot listen to the live call, a replay will be available through March 28, 2025 and may be accessed by dialing 1-201-612-7415 and using passcode 13751933#. Also, an archive of the webcast will be available shortly after the call at https://investor.klx.com/events-and-presentations/events for 90 days. Please submit any questions for management prior to the call via email to KLXE@dennardlascar.com.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This presentation includes forward-looking statements that reflect our current expectations, projections and goals relating to our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this presentation, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future or expected revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. Although we believe the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing conflict in Ukraine and its continuing effects on global trade; the on-going conflict in Israel; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this news release reflects management’s estimates based solely upon information available to it as of the date of this news release and is not a comprehensive statement of the Company’s financial results for the three months ended December 31, 2024. The information presented herein should not be considered a substitute for full unaudited financial statements for the three months ended December 31, 2024, or audited financial statements for the fiscal year ended December 31, 2024, once they become available and should not be regarded as a representation by the Company or its management as to its actual financial results for the three months ended December 31, 2024. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented herein is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

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